UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
MAY 13, 2011

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities

On February 11, 2011, First Mid-Illinois Bancshares, Inc. (the “Company”) filed a Current Report on Form 8-K to report that the Company had accepted from certain accredited investors, including directors, executive officers, and certain major customers and holders of the Company’s common stock (collectively, the “Investors”), subscriptions for the purchase of $27,500,000, in the aggregate, of a newly authorized series of preferred stock  designated as Series C 8% Non-Cumulative Perpetual Convertible Preferred Stock (the “Series C Preferred Stock”) of the Company.  As of February 11, 2011, $11,010,000 of the Series C Preferred Stock had been issued and sold by the Company to certain Investors.  On March 2, 2011, the Company filed an additional Current Report on Form 8-K to report an additional $2,750,000 of the Series C Preferred Stock that was issued and sold by the Company to certain Investors who completed the bank regulatory process applicable to their purchases.

On May 13, 2011, an additional $5,490,000 of the Series C Preferred Stock was issued and sold by the Company to certain Investors who completed the bank regulatory process applicable to their purchases. The description of the Series C Preferred Stock included in the Company’s Current Report on Form 8-K filed on February 11, 2011 and the Certificate of Designation, Preferences and Rights of the Series C Preferred Stock attached thereto as Exhibit 4.1 are incorporated herein by reference.

The Company also entered into a Registration Rights Agreement with each Investor to whom it issued Series C Preferred Stock on May 13, 2011.  The description of the Registration Rights Agreement included in the Company’s Current Report on Form 8-K filed on February 11, 2011 and the form of Registration Rights attached thereto as Exhibit 4.2 are incorporated herein by reference.

Item 3.03.   Material Modification to Rights of Security Holders.

Pursuant to Section 3(j) of the Certificate of Designation, Preferences and Rights (the “Series B Certificate of Designation”) of the Company’s Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”), the conversion price for the Series B Preferred Stock, which was initially set at $21.94, is required to be adjusted if, among other things, the initial conversion price of any subsequently issued series of preferred stock was lower than the then current conversion price of the Series B Preferred Stock.  As a result of the Series C Preferred Stock having an initial conversion price of $20.29, the conversion price of the Series B Preferred Stock was adjusted to $21.80 following the February 11, 2011 sale of $11,010,000 of the Series C Preferred Stock pursuant to the terms of the Series B Certificate of Designation.  As a result of the issuance of the additional sale of $2,750,000 of Series C Preferred Stock on March 2, 2011, the conversion price for the Series B Preferred Stock was further adjusted to $21.77.

As a result of the issuance of the additional shares of Series C Preferred Stock on May 13, 2011 as described in Item 3.02 above, the conversion price for the Series B Preferred Stock will be further adjusted pursuant to the terms of the Series B Certificate of Designation based on the amount of Series C Preferred Stock sold on May 13, 2011.  The new conversion price of the Series B Preferred Stock will be calculated by the Company’s accountant pursuant to Section 3(j) of the Series B Certificate of Designation, and the Company will mail to each holder of Series B Preferred Stock a certificate notifying the holders of the new conversion price.  If additional Series C Preferred Stock is sold following another Investor’s receipt of applicable bank regulatory approval, subsequent adjustments will be made to the conversion price of the Series B Preferred Stock, and the holders of the Series B Preferred Stock will be notified of the resulting adjusted conversion price through an additional certificate from the Company’s accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated:  May 13, 2011                      /s/ William S. Rowland

William S. Rowland
Chairman and Chief Executive Officer